EXHIBIT 3.2
                                   BYLAWS
                                     OF
                          NEW JERSEY MINING COMPANY

                                  ARTICLE I
                                Shareholders

1.01 Annual Meeting. The annual meeting of the Shareholders of NEW JERSEY MINING COMPANY (the "Corporation") shall be held within sixty (60) days after the end of the Corporation's fiscal year end. The failure to hold an annual meeting at the time stated in these Bylaws shall not affect the validity of any corporate action.

1.02  Special Meeting.   Except as otherwise provided by law, special meetings
of Shareholders of this Corporation shall be held whenever called by the Chief Executive Officer, the President or by the Board of Directors (the "Board").

1.03 Place of Meetings. Meetings of Shareholders shall be held at Kellogg, Idaho, or at such place within or without the State of Idaho, as determined by the Board, pursuant to proper notice.

1.04 Notice. Written notice of each Shareholders' meeting stating the time and place and, in case of a special meeting, the purpose(s) for which such meeting is called, shall be given by or at the direction of any officer or any one or more Shareholders entitled to call such meeting of the Shareholders, either personally or by mail, charges prepaid, not less than (10) (unless a greater period of notice is required by law in a particular case), nor more than fifty (50) days prior to the date of the meeting, to each Shareholder of record entitled to vote, to the Shareholder's address as it appears on the current record of Shareholders of this Corporation. If mailed first class postage prepaid, such notice shall be deemed to be effective when mailed to the Shareholders at such address as provided above. If notice is sent to a Shareholder's address, telephone number or other number appearing on the records of the Corporation, the notice is effective when dispatched.

1.05 Waiver of Notice. A Shareholder may waive any notice required to be given by these Bylaws, or the Articles of Incorporation of this Corporation, or any of the corporate laws of the State of Idaho, before or after the meeting that is the subject of such notice. A valid waiver is created by any of the

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following three methods:  (a) delivery to the Corporation of a writing, signed by the Shareholder entitled to the notice; (b) attendance at the meeting, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) failure to object to a matter at the time of presentation of the matter.

1.06 Quorum. At any meeting of the Shareholders, a majority of all the Shares entitled to vote, represented by Shareholders of record in person or by proxy, shall constitute a quorum at a meeting of Shareholders, but in no event shall a quorum consist of less than one third (1/3) of the Shares entitled to vote at the meeting. When a quorum is present at any meeting, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of law or the Articles of Incorporation or of these Bylaws, a different vote is equired. Once a quorum is present, Shareholders may continue to transact business at the meeting notwithstanding the withdrawal of enough Shareholders to otherwise leave less than a quorum.

1.06 Proxy and Voting. Shareholders of record may vote at any Corporation meeting either in person or by proxy executed in writing. A proxy is effective when received by the person authorized to tabulate votes for the Corporation. A proxy is valid for eleven (11) months unless a longer period is expressly provided in the proxy. Subject to the provisions of the laws of the State of Idaho, and unless otherwise provided in the Articles of Incorporation, each holder of Shares of stock in this Corporation shall be entitled at each Shareholders' meeting to one vote on each matter submitted to a vote for every Share of stock standing in such Shareholder's name on the books of this Corporation.

1.08 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all the Shareholders entitled to vote with respect to the subject matter thereof. Action taken by such unanimous consent is effective when all consents are in the possession of the Corporation, unless the consent specifies a later date.

       If the corporate laws of the State of Idaho require that notice of a proposed action be given to nonvoting Shareholders and the action is to be taken by unanimous consent of the voting Shareholders, the Corporation must give its nonvoting Shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that would have been required to be sent to the nonvoting Shareholders in a notice of meeting at which the proposed action would have been submitted to such Shareholders for action.

1.09 Conference Telephone. Meetings of the Shareholders may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

1.10 Adjournment. A majority of the Shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At such reconvened meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.If a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if a new date time or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with the corporate laws of the State of Idaho, notice of the adjourned meeting must be given to persons who are Shareholders as of the new record date.
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                                  ARTICLE II
                              Board of Directors

2.01 Number, Tenure and Qualifications. The business affairs and property of this Corporation shall be managed by a Board of not less than one director nor more than nine (9) directors. The number of directors may at any time be increased or decreased by the Shareholders or by the Board at any annual, regular or special meeting. Directors need not be Shareholders of this Corporation or residents of the State of Idaho. As required by the Articles of Incorporation, when there are nine members of the Board, the members shall be divided into three classes to create a staggered Board.

2.02 Powers of Directors. The directors shall be elected, by the Shareholders at each annual Shareholders' meeting, to hold office until the next annual meeting of the Shareholders or until their respective successors are elected and qualified.

2.03 Powers of Directors. The Board shall have the entire management of the business of this corporation. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board may exercise all such powers of this Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed to be exercised or done by the Shareholders.

2.04 Regular Meetings. The regular meetings of the Board shall be held at such places and at such times as the Board, by vote, may determine, and, if so determined, no notice thereof need be given.

2.05   Special Meetings.   Special meetings of the Board may be held at
any time or place whenever called by any officer or two or more directors, notice thereof being given to each director by the officer calling or by the officer directed to call the meeting.

2.06 Notice. Notice of special meetings of the Board, stating the date, time and place thereof, shall be given at least two (2) days prior to the date of the meeting. Such notice may be oral or written. Oral notice may be communicated in person or by telephone, wire or wireless equipment, which does not transmit a facsimile of the notice. Oral notice is effective when communicated.

       Written notice may be transmitted by mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. Written notice is effective at the earliest of the following: (a) when dispatched, if notice is sent to the director's address, telephone number or other number appearing upon the records of the Corporation; (b) when received; (c) five (5)
Days after its deposit in the U.S. mail if mailed with first class postage; (d) on the date shown on the return receipt requested, and the receipt is signed by or on behalf of the addressee.

2.07 Waiver of Notice. A director may waive notice of a special meeting of the Board either before or after the meeting, and such waiver shall be deemed to be equivalent of giving notice. The waiver must be in writing, signed by the director entitled to the notice and delivered to the Corporation for inclusion in its corporate records. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

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2.08   Conference Telephone.  Meetings of the Board or any committee designated by the Board may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meetings.

2.09 Quorum of Directors. A majority of the members of the Board shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law or the Articles of Incorporation or by these Bylaws.

2.10 Adjournment. Any meeting of the Board may be adjourned and continued at a later time, including a meeting at which a quorum is not present. Notwithstanding Section 2.06, notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting of which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meetings as originally called.

2.11 Action Without a Meeting. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Action by consent is effective when the last director signs the consent, unless the consent specifies a later date.

2.12 Resignation and Removal. Any director of this Corporation may resign at any time by giving written notice to the Board, or to the chairperson, president or secretary of this Corporation. Any such resignation shall be effective when the notice is delivered, unless the notice specifies a later date.

       The Shareholders, at any meeting called expressly for that purpose, may remove from office, with our without cause, one or more directors and elect their successors. A director may be removed only if the number of votes cast for removal exceeds the number of votes case against removal.

2.13 Vacancies.   Unless otherwise provided by law, if the office of any
director becomes vacant by any reason other than removal, the directors may, by the affirmative vote of the majority of the remaining directors, though less than a quorum, choose a successor or successors who shall hold office for the unexpired term of the predecessor director. Vacancies in the Board may also be filled for the unexpired term by the Shareholders at a meeting called for that purpose, unless such vacancies shall have been filled by the directors. Vacancies resulting from an increase in the number of directors may be filled in the same manner.

2.14   Compensation.   By resolution of the Board, each director may be paid
expenses, if any, of attendance at each meeting of the Board, and may be paid a stated salary as director, or a fixed sum for attendance at each meeting of the Board, or both. No such payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation therefore.

2.15 Presumption of Assent. A director of this Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to the holding of the meeting or transacting business at the meeting;
(c) the director's dissent or abstention from the action taken is entered in
(d) the minutes of the meeting; or (c) the director shall file written dissent or abstention with the presiding officer of the meeting before such

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adjournment or to the Corporation within a reasonable time after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

2.16 Committees. The Board may, by resolution adopted by a majority of the full Board, designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board, except no such committee shall have the authority to (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board; (b) approve or propose to Shareholders action which the corporate law requires to be approved by Shareholders; (c) fill vacancies on the Board or on any of its committees; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal Bylaws; (f) approve a plan of merger not requiring Shareholder approval; or (g) authorize or approve the issuance or sale or contract for sale of Shares, or determine the designation and relative rights, preferences and limitations on a class or series of Shares, except that the Board may authorize a committee, or a senior executive officer of the Corporation to do so within the limits specifically prescribed by the Board.

2.17 Advisory Directors. The Board may, by Resolution adopted by a majority of the Full Board, designate Advisory Directors, up to a maximum of five at no time, who shall have experience or knowledge to assist the board with particular issues or general operations of the company. The Advisory Directors will hold such designation at the pleasure of the Board and not for a specific term. Advisory Directors are not permitted to cast votes on issues before the Board. Advisory Directors, if attending a Board meeting at the request of the board, may be paid expenses, if any, of attendance of said meeting and may be paid a fixed sum for such attendance or a stated salary, as determined by the Board.

2.18 Limitation of Liability. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages arising from any conduct as a director, to the fullest extent now or hereafter permitted by applicable law. If the Idaho Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extend permitted by said Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing prior to the time of such repeal or modification.

                                 ARTICLE III
                                   Officers

3.01 Positions. The officers of this Corporation may be a president, one or more vice-presidents, and a treasurer, as appointed by the Board. The Board shall appoint a secretary. The Board, in its discretion, may appoint a chairman from amongst its members to serve as chairman of the Board, who, when present, shall preside at all meetings of the Board, and who shall have such other powers as the Board may determine. No officer need be a Shareholder of this Corporation. One individual may hold more than one position at the discretion of the Board.

3.02 Additional Officers and Agents. The Board, at its discretion, may appoint a general manager, one or more assistant treasurers, and one or more assistant secretaries, and such other officers or agents as it may deem advisable, and prescribe the duties thereof.

3.03  Appointment and Term of Office. The officers of this Corporation shall

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be appointed annually by the Board at the first meeting of the Board held after each annual meeting of the Shareholders. If officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer's death or until said officer shall have resigned or shall have been removed in the manner hereafter provided. The appointment of an officer does not itself create contract rights.

3.04 Powers and Duties. If the Board appoints persons to fill the officer positions, such officer shall have the following powers and duties:

                    a.   President.   The president shall be the chief
executive officer of this Corporation, shall have general supervision of the business of this Corporation, and, when present, shall preside at all meetings of the Shareholders and, unless a chairman of the Board has been elected and is present, shall preside at meetings of the Board. The president, or any vice-president or such other person(s) as are specifically authorized by vote of the Board, shall sign all bonds, deeds, mortgages, and any other agreements, and such signature(s) shall be sufficient to bind this Corporation. The president shall perform such other duties as the Board shall designate.

                    b.   Vice-President.   During the absence or disability of
the president, the vice-president (or in the event that there be more than one vice-president, the vice-presidents in the order designated by the Board) shall exercise all functions of the president. Each vice-president shall have such powers and discharge such duties as may be assigned from time to time to such vice-president by the president or by the Board.

                    c. Secretary. The secretary shall keep accurate minutes of all meetings of the Shareholders and the Board, and shall perform all the duties commonly incident to this office, and shall perform such other duties and have such other powers as the Board shall designate. In the secretary's absence, an assistant secretary shall perform the secretary's duties.

                    d. Treasurer. The treasurer, an agent, or such other person as authorized by the Board shall have the care and custody of the money, funds, a valuable papers, and documents of this Corporation, and shall have and exercise, under the supervision of the Board, all the powers and duties commonly incident to this office.

3.05 Salaries. The salaries of the officers shall be fixed from time to time by the Board. No officer shall be prevented from receiving such salary by reason of the fact that said officer is also a director of this Corporation.

3.06 Resignation or Removal. Any officer of this Corporation may resign at any time by giving written notice to the Board, or to any officer of this Corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later date.

       The Board, by vote of not less than a majority of the entire Board, may remove from office any officer or agent elected or appointed by it. The removal shall be without prejudice to the contract rights, if any, of the person so removed. The appointment of an officer or agent shall not of itself create contract rights.

3.07 Vacancies. If the office of any officer or agent becomes vacant by any reason, the directors may, by the affirmative vote of a majority of the directors, choose a successor or successors who shall hold office for the unexpired term.

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                                  ARTICLE IV
                   Certificates of Shares and Their Transfer

4.01 Issuance: Certificates of Shares. No Shares of this Corporation shall be issued unless authorized by the Board or a committee of the Board. Such authorization shall include the maximum number of Shares to be issued, the consideration to be received, and a statement that the Board considers the consideration to be adequate. Certificates for Shares of the Corporation shall be in such form as is consistent with the provisions of the Idaho Business Corporation Act and shall state:

              a. The name of the Corporation and that the Corporation is organized under the laws of the State of Idaho;

              b. The name of the person to whom issued; and

              c. The number and class of Shares and the designation of the series,if any, which such certificate represents.

              d. The certificate shall be signed by original or facsimile signature of two officers of the Corporation, and the seal of the Corporation may be affixed thereto.

4.02 Transfer of Stock. Shares of stock may be transferred by delivery of the certificate accompanied by either an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the same on the books of this Corporation, signed by the person appearing on the certificate to be the owner of the Shares represented thereby, and shall be transferable on the books of this Corporation upon surrender thereof so assigned or endorsed.

4.03 Loss of Certificates. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board shall prescribe.

4.04 Transfer Books. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board may fix, in advance, a record date for any such determination of Shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of Shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

4.05 Voting Record. The officer or agent having charge of the stock transfer books for Shares of this Corporation shall make a complete record of the Shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of Shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof.

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                                  ARTICLE V
                    Books and Records; Financial Statements

5.01       Books and Records.  The Corporation:

       a. Shall keep as permanent records minutes of all meetings of its Shareholders and Board of Directors, a record of all actions taken by the Shareholders or Board without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board on behalf of the Corporation;

       b. Shall maintain appropriate accounting records;

       c. Or its agent shall maintain a record of its Shareholders, in a form that permits preparation of a list of the names and addresses of all Shareholders, in alphabetical order by class of Shares showing the number and class of Shares held by each; and

       d. Shall keep a copy of the following records at its principal office:

              (1) The Articles of Restated Articles of Incorporation and all amendments to them currently in effect;

              (2) The Bylaws or Restated Bylaws and all amendments to them currently in effect;

              (3) The minutes of all Shareholders' meetings, and records of all actions taken by Shareholders without a meeting, for the past three (3) years;

              (4) Its financial statements for the past three (3) years, including balance sheets showing, in reasonable detail, the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

              (5) All written communications to Shareholders generally within the past three (3) years;

              (6) A list of the names and business addresses of its current directors and officers; and

              (7) Its most recent annual report delivered to the Secretary of State of Idaho.

5.02 Financial Statements. Not later than four (four months after the close of its fiscal year, and in any event prior to the annual meeting of Shareholders, the Corporation shall prepare a balance sheet and income statement as of the close of the fiscal year. Upon written request, the Corporation shall mail to any Shareholder a copy of the most recent balance sheet and income statement. If the annual financial statements are reported upon by a public accountant, the accountant's report must accompany them.


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                                  ARTICLE VI
                          Indemnification of Officers,
                        Directors, Employees and Agents

6.01 General. This Corporation shall provide any indemnification allowed by the Idaho Business Corporation Act and shall indemnify directors, officers, agents and employees as follows:

6.02 Officers and Directors. This Corporation shall indemnify its officers and directors to the fullest extent required or permitted by the Idaho Business Corporation Act, now or hereafter in force, whether they are serving the Corporation or, at its request, any other entity, as an officer, director or in any other capacity.

6.03 Implementation. The Board of Directors may take such action as is necessary to carry out these indemnifications provisions and is expressly empowered to adopt, approve and amend from time to time any Bylaws, resolutions or contracts in implementing such provisions, including, but not limited to, the manner in which determinations as to any indemnity or advancement of expenses shall be made, or such further indemnification agreements as may be permitted by law shall be implemented.

6.03 Other Employees and Agents.   This Corporation shall indemnify other
employees and agents to the extent as may be authorized by the Board of Directors or the Bylaws and be permitted by law, whether the employees and agents are serving this Corporation or, at its request, any other entity.


6.04 Non-Exclusivity. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any statute, provisions or the Articles of Incorporation, Bylaws or other agreements.

6.05 Pre-existing Rights. No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                 ARTICLE VII
                                 Amendments

7.01 By the Shareholders. These Bylaws may be amended or repealed by the affirmative vote of a majority of the Shares present at any meeting of the Shareholders if notice of the proposed amendment is contained in the notice of the meeting.

7.02 By the Board of Directors. These Bylaws may be amended or repealed by the affirmative vote of a majority of the whole Board of Directors at any meeting of the Board, if notice of the proposed amendment is contained in the notice of the meeting. However, the directors may not modify the Bylaws fixing their qualifications, classifications or term of office.


                                CERTIFICATION

       The undersigned secretary of NEW JERSEY MINING COMPANY does hereby certify that the above and foregoing Bylaws of said Corporation were adopted by the Directors as the Bylaws of NEW JERSEY MINING COMPANY as of July 15, 1996, and that the same do now constitute the Bylaws of this Corporation.

              DATED this 15th  day of July, 1996.

                                              /s/ FRED W. BRACKEBUSCH
                                              ------------------------
                                                     Secretary